UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

Eightco Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 9th Avenue North, Suite 220 Safety Harbor, Florida	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

Cryptyde, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 3, 2023, Eightco Holdings Inc., formerly known as Cryptyde, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of Delaware (1) to effect a 1-for-50 reverse stock split of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), either issued and outstanding or held by the Company as treasury stock (the “Reverse Stock Split”) and (2) to change the name of the Company from “Cryptyde, Inc.” to “Eightco Holdings Inc.” (the “Name Change”). Both the Reverse Stock Split and the Name Change were effective as of 4:05 p.m., New York time, on April 3, 2023. As previously reported in a Current Report on Form 8-K, the Company held a special meeting of stockholders on March 15, 2023 (the “Special Meeting”), at which the Company’s stockholders approved an amendment to the Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-2 to 1-for-50, with such ratio to be determined by the Company’s Board of Directors (the “Board”) and included in a public announcement. On April 3, 2023, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-50 and to effect the Name Change, and the Board approved the corresponding final form of the Certificate of Amendment.

As a result of the Reverse Stock Split, every 50 shares of issued and outstanding Common Stock were automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split were rounded up to the next whole number. The Reverse Stock Split reduced the number of shares of Common Stock outstanding from approximately 89,878,484 shares to approximately 1,797,756 shares, subject to further adjustment for the rounding up of fractional shares.

Following the Name Change, any stock certificates that reflect the former name of the Company will continue to be valid. Certificates reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent. Pursuant to Section 242 of the Delaware General Corporation Law, stockholder approval was not required to complete the Name Change.

The Common Stock began trading on a reverse stock split-adjusted basis on the Nasdaq Capital Market on April 4, 2023. The trading symbol for the Common Stock following the Reverse Stock Split and the Name Change is “OCTO.” The new CUSIP number for the Common Stock following the Reverse Stock Split and the Name Change is 22890A203.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on February 6, 2023 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 7.01 Regulation FD Disclosure

On April 3, 2023, the Company issued a press release announcing the Reverse Stock Split and the Name Change, and on April 4, 2023, the Company issued a press regarding the focus of its business activities following the Name Change. Copies of the Company’s press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Cryptyde, Inc.
99.1	Press release dated April 3, 2023
99.2	Press release dated April 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2023

Eightco Holdings Inc.

By:	/s/ Brian McFadden
Name:	Brian McFadden
Title:	Chief Executive Officer